Exhibit 21

                         Subsidiaries of the Registrant






Parent

United Tennessee Bankshares, Inc.
                                          State or Other
                                          Jurisdiction of          Percentage
Subsidiary                                Incorporation            Ownership
----------                                ---------------          ----------

Newport Federal Bank                      United States            100%